DEUTSCHE SMALL CAP GROWTH FUND

N-Sar April 1, 2017 - September 30, 2017




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Advanced Disposal Services Inc	00790X101
	5/18/2017		$21.50	$297,000,000
	$104,684	0.04%		UBS, DB, MS,
MBL	UBS AG (US)
DEUTSCHE SMALL CAP CORE FUND

N-Sar April 1, 2017 - September 30, 2017




Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Advanced Disposal Services Inc	00790X101
	5/18/2017		$21.50	$297,000,000
	$271,545	0.09%		UBS, DB, MS,
MBL	UBS AG (US)